Exhibit 10.5

Date: August ___, 2014

[_________] LLC,

as Owner

- and -

WILMINGTON TRUST (LONDON) LIMITED,

as Security Trustee

_________________________________________________________________

PREFERRED MARSHALL ISLANDS MORTGAGE

__________________________________________________________________

[VESSEL]

INDEX

Clause		Page

1	DEFINITIONS AND INTERPRETATION	2

2	MORTGAGE	2

3	PAYMENT COVENANTS	5

4	COVENANTS	6

5	PROTECTION OF SECURITY	7

6	ENFORCEABILITY AND SECURITY TRUSTEE'S POWERS	7

7	APPLICATION OF MONEYS	9

8	FURTHER ASSURANCES	10

9	POWER OF ATTORNEY	11

10	INCORPORATION OF GUARANTEE PROVISIONS	11

11	ASSIGNMENT	12

12	NOTICES	12

13	TOTAL AMOUNT, ETC.	12

14	SUPPLEMENTAL	12

15	LAW AND JURISDICTION	13

THIS PREFERRED MARSHALL ISLANDS MORTGAGE is made on August [_], 2014 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Mortgage”)

BY

(1)

[_____] LLC, a limited liability company formed in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Island, Ajeltake Road, Majuro, Marshall Islands (the “Owner”)

IN FAVOR OF

(2)

WILMINGTON TRUST (LONDON) LIMITED, a company incorporated in England and Wales having its registered office at Third Floor, 1 King’s Arm Yard, London EC2R 7AF, United Kingdom, acting through its office at the same address, in its capacity as security trustee (the “Security Trustee”, which expression includes its successors and assigns).

BACKGROUND

(A)	The Owner is the sole owner of the whole of the vessel [_____] documented under the laws and flag of the Republic of the Marshall Islands with Official Number [___].

(B)

Eagle Bulk Shipping Inc., a Marshall Islands corporation (the “Borrower”), the companies and corporations described therein as guarantors the (“Guarantors”), Wilmington Trust (London) Limited, as administrative agent (in such capacity, the “DIP Agent”) and Security Trustee, the financial institutions from time to time party thereto as lenders (the “DIP Lenders”) and the other parties party thereto have entered into a Superpriority Debtor-in-Possession Credit Agreement dated as of August [_], 2014 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) upon the terms and conditions of which the DIP Lenders agreed to provide to the Borrower a senior secured debtor-in-possession term loan facility in the aggregate principal amount of up to US$50,000,000. A copy of the Credit Agreement is annexed to this Mortgage marked Exhibit A.

(C)

Pursuant to clause 17 of the Credit Agreement, the Owner and the other Guarantors jointly and severally guaranteed all liabilities of the Borrower under the Credit Agreement and the other Finance Documents, whether for principal, interest, fees, expenses or otherwise due or owing the Finance Parties thereunder.

(D)	Pursuant to the Credit. Agreement, the Security Trustee agreed to act as trustee for the other Finance Parties to hold this Mortgage.

(E)

Pursuant to the Credit Agreement, the Owner has agreed to execute and deliver this Mortgage, which is one of the Mortgages referred to in the Credit Agreement, in favor of the Security Trustee, as security for the Secured Liabilities and for its performance and observance of and compliance with its covenants, terms and conditions contained in the Finance Documents.

(F)	The Owner has authorized the execution and delivery of this Mortgage under and pursuant to Chapter 3 of the Republic of The Marshall Islands Maritime Act 1990 as amended.

IT IS AGREED as follows:

1	DEFINITIONS AND INTERPRETATION

1.1	Defined expressions. Words and expressions defined in the Credit Agreement shall have the same meanings when used in this Mortgage unless the context otherwise requires.

1.2	Definitions. In this Mortgage, unless the contrary intention appears:

“Credit Agreement” has the meaning set forth in Recital (B);

“Secured Liabilities” means all liabilities which the Owner has or may have under  or in connection with the Credit Agreement; and

“Ship” means the vessel described in Recital (A) and includes any share or interest in that vessel and its engines, machinery, boats, tackle, outfit, spare gear, fuel, consumable or other stores, belongings and appurtenances whether on board or ashore and whether now owned or later acquired.

1.3	References to Required DIP Lenders. References in this Mortgage to an approval, consent or requirement of the Required DIP Lenders include references to an approval, consent or requirement of:

(a)	the DIP Agent or the Security Trustee acting with the authority of the Required DIP Lenders; or

(b)	the Security Trustee acting with the authority of the DIP Agent acting, in turn, with the authority of the Required DIP Lenders.

1.4	Application of construction and interpretation provisions of Credit Agreement. Clause 1.2 of the Credit Agreement applies, with any necessary modifications, to this Mortgage.

2	MORTGAGE

2.1

Mortgage. In consideration of the DIP Lenders agreeing to make Loans to the Borrower on the terms and conditions set forth in the Credit Agreement and other good and valuable consideration, the Owner grants, conveys, mortgages, pledges, confirms, assigns, transfers and sets over the whole of the Ship to the Security Trustee as security for:

(a)	the due and punctual payment of the Secured Liabilities; and

(b)	its performance and observance of and compliance with its covenants, terms and conditions contained in the Finance Documents to which it is or is to be a party.

2.2

Extent of property mortgaged. This Mortgage shall not cover property other than the Ship as the term “Vessel” is used in Sub-division 2 of Section 308 of Chapter 3 of the Republic of The Marshall Islands Maritime Act 1990 as amended.

2.3	Void provisions. Any provision of this Mortgage construed as waiving the preferred status of this Mortgage shall, to such extent, be void and of no effect.

2.4	Continuing security. This Mortgage shall remain in force until the end of the Security Period as a continuing security and, in particular:

(a)	the Security Interests created by Clause 2.1 shall not be satisfied by any intermediate payment or satisfaction of the Secured Liabilities;

(b)

the Security Interests created by Clauses 2.1, and the rights of the Security Trustee under this Mortgage, are only capable of being extinguished, limited or otherwise adversely affected by an express and specific term in a document signed by or on behalf of the Security Trustee;

(c)

no failure or delay by or on behalf of the Security Trustee to enforce or exercise a Security Interest created by Clause 2.1 or a right of the Security Trustee under this Mortgage, and no act, course of conduct, acquiescence or failure to act (or to prevent the Owner from taking certain action) which is inconsistent with such a Security Interest or such a right shall preclude or estop the Security Trustee (either permanently or temporarily) from enforcing or exercising it; and

(d)	this Mortgage shall be additional to, and shall not in any way impair or be impaired by:

(i)	any other Security Interest whether in relation to property of the Owner or that of a third party; or

(ii)	any other right of recourse as against the Owner or any third party, which the Security Trustee or any other Finance Party now or subsequently has in respect of any of the Secured Liabilities.

2.5

Principal and independent debtor. The Owner shall be liable under this Mortgage as a principal and independent debtor and accordingly it shall not have, as regards this Mortgage, any of the rights or defenses of a surety.

2.6	Waiver of rights and defenses. Without limiting the generality of Clause 2.5, the Owner shall neither be discharged by, nor have any claim against any Finance Party in respect of:

(a)	any amendment or supplement being made to the Finance Documents;

(b)	any arrangement or concession (including a rescheduling or acceptance of partial payments) relating to, or affecting, the Finance Documents;

(c)	any release or loss (even though negligent) of any right or Security Interest created by the Finance Documents;

(d)

any failure (even though negligent) promptly or properly to exercise or enforce any such right or Security Interest, including a failure to realize for its full market value an asset covered by such a Security Interest; or

(e)	any other Finance Document or any Security Interest now being or later becoming void, unenforceable, illegal or invalid or otherwise defective for any reason, including a neglect to register it.

2.7

Subordination of rights of Owner. All rights which the Owner at any time has (whether in respect of this Mortgage or any other transaction) against the Borrower, any other Obligor or their respective assets shall be fully subordinated to the rights of the Finance Parties under the Finance Documents; and in particular after an Event of Default has occurred under the Credit Agreement and the Security Trustee has, by notice to the Owner, brought this Clause 2.7 into operation, which notice shall take effect immediately, the Owner shall not:

(a)

claim, or in a bankruptcy of the Borrower or any other Obligor prove for, any amount payable to the Owner by the Borrower or any other Obligor, whether in respect of this Mortgage or any other transaction;

(b)	take or enforce any Security Interest for any such amount;

(c)	claim to set-off any such amount against any amount payable by the Owner to the Borrower or any other Obligor; or

(d)	claim any subrogation or other right in respect of any Finance Document or any sum received or recovered by any Finance Party under a Finance Document.

2.8

No obligations imposed on Security Trustee. The Owner shall remain liable to perform all obligations connected with the Ship and the Security Trustee shall not, in any circumstances, have or incur any obligation of any kind in connection with the Ship.

2.9

Negative Pledge; disposal of assets. Except as permitted under the Credit Agreement and any other existing preferred mortgage registered against the Ship in favor of Wilmington Trust (London) Limited, the Owner shall not sell, create any Security Interest not exclusively securing the Secured Liabilities over or otherwise dispose of the Ship or any right relating to the Ship.

2.10	Release of security. At the end of the Security Period, the Security Trustee shall, at the request and cost of the Owner, discharge this Mortgage.

3	PAYMENT COVENANTS

3.1

General. The Owner shall comply with the following provisions of this Clause 3 at all times during the Security Period provided that every payment which the Borrower makes in accordance with the Credit Agreement shall pro tanto satisfy the Owner’s liability under this Clause 3.

3.2	Covenant to pay Secured Liabilities. The Owner shall duly and punctually pay to the Security Trustee when due the Secured Liabilities.

3.3

Covenant to pay expenses, etc. The Owner shall pay to the Security Trustee all such expenses, claims, liabilities, losses, costs, duties, fees, charges or other moneys as are stated in this Mortgage to be payable by the Owner to or recoverable from the Owner by the Security Trustee (or in respect of which the Owner agrees in this Mortgage to indemnify the Security Trustee) at the times and in the manner specified in this Mortgage.

3.4

Covenant to pay default interest. The Owner shall pay to the Security Trustee interest on any expenses, claims, liabilities, losses, costs, duties, fees, charges or other moneys referred to in Clause 3.3 from the date on which the relevant expense, claim, liability, loss, cost, duty, fee, charge or other money is paid or incurred by the Security Trustee (as well after as before judgment):

(a)	at the rate described in clause 8.3 of the Credit Agreement;

(b)	compounded in accordance with clause 8.3 of the Credit Agreement; and

(c)	on demand.

3.5

Covenant to pay other sums. The Owner shall pay to the Security Trustee each and every other sum of money which may be or become owing to the Security Trustee under this Mortgage and the other Finance Documents to which the Owner is or is to be a party at the times and in the manner specified in this Mortgage or in the other Finance Documents to which the Owner is or is to be a party.

4	COVENANTS

4.1	General. The Owner shall comply with the following provisions of this Clause 4 at all times during the Security Period except as the Security Trustee may otherwise permit in writing.

4.2

Insurance and Ship covenants. The Owner shall comply with the provisions of clauses 23 (Insurance) and 24 (Ship Covenants) of the Credit Agreement which shall apply to this Mortgage as if set out in full in this Mortgage.

4.3           Perfection of Mortgage. The Owner shall:

(a)

comply with and satisfy all the requirements and formalities established by the Republic of The Marshall Islands Maritime Act 1990 as amended and any other pertinent legislation of the Republic of The Marshall Islands to perfect this Mortgage as a legal, valid and enforceable first preferred mortgage and maritime lien upon the Ship; and

(b)	promptly provide the Security Trustee from time to time with evidence in such form as the Security Trustee requires that the Owner is complying with Clause 4.3(a).

4.4     Notice of Mortgage. The Owner shall:

(a)

carry on board the Ship with its papers a certified copy of this Mortgage and cause that certified copy of this Mortgage to be exhibited to any person having business with the Ship which might give rise to a lien on the Ship other than a lien for crew's wages and salvage and to any representative of the Security Trustee on demand; and

(b)

place and maintain in a conspicuous place in the navigation room and the Master’s cabin of the Ship a framed printed notice in plain type in English of such size that the paragraph of reading matter shall cover a space not less than 6 inches wide and 9 inches high reading as follows:

“NOTICE OF MORTGAGE

This Vessel is covered by a Preferred Marshall Islands Mortgage in favor of Wilmington Trust (London) Limited, as Security Trustee and mortgagee, under authority of Chapter 3 of the Republic of The Marshall Islands Maritime Act 1990 as amended. Under the terms of the said Mortgage, none of the Owner, any Charterer, the Master of this Vessel or any other person has any right, power or authority to create, incur or permit to be imposed upon this Vessel any lien whatsoever other than for crew’s wages and salvage.”

5	PROTECTION OF SECURITY

5.1         Security Trustee’s right to protect or maintain security. The Security Trustee may take any action which it may find fit for the purpose of protecting or maintaining the security created by this Mortgage or for any similar or related purpose.

5.2         Security Trustee’s right to insure, repair, etc. Without limiting the generality of Clause 5.1, if the Owner does not comply with Clause 4, the Security Trustee may:

(a)	effect, replace and renew any Insurances;

(b)	arrange for the carrying out of such surveys and/or repairs of the Ship as it deems expedient or necessary; and

(c)	discharge any liabilities charged on the Ship, or otherwise relating to or affecting it, and/or take any measures which the Security Trustee may think expedient or necessary for the purpose of securing its release.

6            ENFORCEABILITY AND SECURITY TRUSTEE'S POWERS

6.1

Right to enforce security. On the occurrence of an Event of Default but without the necessity for any court order in any jurisdiction to the effect that an Event of Default has occurred or that the security constituted by this Mortgage has become enforceable, and irrespective of whether a notice has been served under clause 26.15 of the Credit Agreement or a demand made under clause 17.1 of the Credit Agreement:

(a)	the security constituted by this Mortgage shall immediately become enforceable;

(b)	the Security Trustee shall be entitled at any time or times to exercise the powers set out in Clause 6.2 and in any other Finance Document;

(c)

the Security Trustee shall be entitled at any time or times to exercise the powers possessed by it as mortgagee of the Ship conferred by the law of any country or territory the courts of which have or claim any jurisdiction in respect of the Owner or the Ship; and

(d)

the Security Trustee shall be entitled to exercise all the rights and remedies in foreclosure and otherwise given to mortgagees by applicable law including the provisions of Chapter 3 of the Republic of The Marshall Islands Maritime Act 1990 as amended.

6.2	Right to take possession, sell etc. On the occurrence of an Event of Default, the Security Trustee shall be entitled then or at any later time or times:

(a)

to take possession of the Ship whether actually or constructively and/or otherwise to take control of the Ship wherever the Ship may be and cause the Owner or any other person in possession of the Ship forthwith upon demand to surrender the Ship to the Security Trustee without legal process and without the Security Trustee or any other Finance Party being liable for any losses thereby caused or to account to the Owner in connection therewith;

(b)

to sell the Ship, with or without the benefit of any charterparty or other contract for its employment, by public auction or private contract at any time, at any place and upon any terms (including, without limitation, on terms that all or any part or parts of the purchase price be satisfied by shares, loan stock or other securities and/or be left outstanding as a debt, whether secured or unsecured and whether carrying interest or not) which the Security Trustee may think fit, with power for the Security Trustee to purchase the Ship at any such public auction and to set off the purchase price against all or any part of the Secured Liabilities after first giving notice (in the case of a public sale) of the time and place of sale with a general description of the property in the following manner:

(i)	by publishing such notice in an appropriate publication with circulation in the maritime community; and

(ii)	by sending a similar notice by telefacsimile confirmed by registered mail to the Owner at its address hereinafter set forth on or before the day of publication.

(c)

to manage, insure, maintain and repair the Ship and to charter, employ, lay up or in any other manner whatsoever deal with the Ship in any manner, upon any terms and for any period which the Security Trustee may think fit, in all respects as if the Security Trustee were the owner of the Ship and without the Security Trustee or any other Finance Party being responsible for any loss thereby incurred;

(d)	to collect, recover and give good discharge for any moneys or claims arising in relation to the Ship and to permit any brokers through whom collection or recovery is effected to charge the usual brokerage therefor;

(e)

to take over or commence or defend (if necessary using the name of the Owner) any claims or proceedings relating to, or affecting, the Ship which the Security Trustee may think fit and to abandon, release or settle in any way any such claims or proceedings; and

(f)	generally, to enter into any transaction or arrangement of any kind and to do anything in relation to the Ship which the Security Trustee may think fit.

6.3

No liability of Security Trustee. The Security Trustee shall not be obliged to check the nature or sufficiency of any payment received by it under this Mortgage or to preserve, exercise or enforce any right relating to the Ship.

6.4

No requirement to commence proceedings against Borrower. Neither the Security Trustee nor any other Finance Party will need to commence any proceedings under, or enforce any Security Interest created by, the Credit Agreement, any other Finance Document before commencing proceedings under, or enforcing any Security Interest created by, this Mortgage.

6.5         Conclusive evidence of certain matters. However, as against the Owner:

(a)	any judgment or order of any New York State court or Federal court of the United States of America, or any court in England in connection with the Credit Agreement; and

(b)	any statement or admission of the Borrower in connection with the Credit Agreement shall be binding and conclusive as to all matters of fact and law to which it relates.

6.6

Suspense account. On the occurrence of an Event of Default, the Security Trustee may, for the purpose of claiming or proving in a bankruptcy of the Borrower or any other Obligor, place any sum received or recovered under or by virtue of this Mortgage or any Security Interest connected with it on a separate suspense or other nominal account without applying it in satisfaction of the Borrower's obligations under the Credit Agreement.

7            APPLICATION OF MONEYS

7.1         General. All sums received by the Security Trustee:

(a)	in respect of sale of the Ship;

(b)	in respect of net profits arising out of the employment of the Ship pursuant to Clause 6.2(c); or

(c)

in respect of any other transaction or arrangement under Clauses 6.1 or 6.2, shall be held by the Security Trustee upon trust in the first place to pay or discharge any expenses or liabilities (including any interest) which have been paid or incurred by the Security Trustee in or in connection with the exercise of its powers and to pay the balance over to the DIP Agent for application in accordance with clause 33.5 of the Credit Agreement.

8            FURTHER ASSURANCES

8.1         Owner’s obligation to execute further documents etc. The Owner shall:

(a)	execute and deliver to the Security Trustee (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document; and

(b)

effect any registration or notarization, give any notice or take any other step, which the Security Trustee may, by notice to the Owner, specify for any of the purposes described in Clause 8.2 or for any similar or related purpose.

8.2	Purposes of further assurances. The purposes referred to in Clause 9.1 are:

(a)	validly and effectively to create any Security Interest or right of any kind which the Security Trustee intended should be created by or pursuant to this Mortgage or any other Finance Document;

(b)

to protect the priority, or increase the effectiveness, in any jurisdiction of any Security Interest which is created, or which the Security Trustee intended should be created, by or pursuant to this Mortgage or any other Finance Document;

(c)

to enable or assist the Security Trustee to sell or otherwise deal with the Ship, to transfer title to, or grant any interest or right relating to, the Ship or to exercise any power which is referred to in Clauses 8.1 or 8.2 or which is conferred by any Finance Document; or

(d)

to enable or assist the Security Trustee to enter into any transaction to commence, defend or conduct any proceedings and/or to take any other action relating to the Ship in any country or under the law of any country.

8.3

Terms of further assurances. The Security Trustee may specify the terms of any document to be executed by the Owner under Clause 8.1, and those terms may include any covenants, undertakings, powers and provisions which the Security Trustee considers appropriate to protect its, and any other Finance Party's, interests.

8.4	Obligation to comply with notice. The Owner shall comply with a notice under Clause 9.1 by the date specified in the notice.

8.5

Additional corporate action. At the same time as the Owner delivers to the Security Trustee any document executed under Clause 8.1(a), the Owner shall also deliver to the Security Trustee a certificate signed by an officer of the Owner’s sole member which shall:

(a)	set out the text of a resolution of such sole member's directors specifically authorizing the execution of the document specified by the Security Trustee; and

(b)

state that either the resolution was duly passed at a meeting of the directors of such sole member validly convened and held throughout which a quorum of directors entitled to vote on the resolution was present or that the resolution has been signed by all the directors and is valid under the articles of incorporation or other constitutional documents of such sole member.

9            POWER OF ATTORNEY

9.1

Appointment. For the purpose of securing the Security Trustee’s interest in the Ship and the due and punctual performance the Owner's obligations to the Security Trustee under this Mortgage and every other Finance Document to which the Owner is or is to be a party, the Owner irrevocably and by way of security appoints the Security Trustee its attorney, on behalf of the Owner and in its name or otherwise, to execute or sign any document and do any act or thing which the Owner is obliged to do under any Finance Document.

9.2

Ratification of actions of attorney. For the avoidance of doubt and without limiting the generality of Clause 9.1, the Owner confirms that Clause 9.1 authorizes the Security Trustee to execute on its behalf a document ratifying any transaction or action which the Security Trustee has purported to enter into or to take and which the Security Trustee considers was or might have been outside its powers or otherwise invalid.

9.3

Delegation. The Security Trustee may sub-delegate to any person or persons all or any of the powers (including the discretions) conferred on the Security Trustee by Clauses 9.1 and/or 9.2, and may do so on terms authorizing successive sub-delegations.

10          INCORPORATION OF CREDIT AGREEMENT PROVISIONS

10.1	Incorporation of specific provisions. The following provisions of the Credit Agreement apply to this Mortgage as if they were expressly incorporated in this Mortgage with any necessary modifications:

clause 14.1, Currency indemnity;

clause 33, Payment Mechanics;

clause 34, Set-off;

clause 37, Partial invalidity; and

clause 38, Remedies and Waiver.

10.2

Incorporation of general provisions. Clause 10.1 is without prejudice to the application to this Mortgage of any provision of the Credit Agreement which, by its terms, applies or relates to the Finance Documents generally or this Mortgage specifically.

11          ASSIGNMENT

11.1	Assignment by Security Trustee. The Security Trustee may assign its rights under and in connection with this Mortgage to the same extent as it may assign its rights under the Credit Agreement.

12          NOTICES

12.1

Application of provisions of Credit Agreement. Clause 35 of the Credit Agreement applies to any notice or demand under or in connection with this Mortgage except that any notice to the Owner under or in connection with this Mortgage shall be sent to:

[Owner]

c/o Eagle Shipping International (USA) LLC

477 Madison Avenue, Suite 1405

New York, New York 10022

Attention: Sophocles Zoullas

Telefacsimile: +1 212 785-3311

or to such other address which the Owner may notify to the Security Trustee.

13         TOTAL AMOUNT, ETC.

13.1

Total amount. For the purpose of recording this Mortgage as required by Chapter 3 of The Republic of The Marshall Islands Maritime Act 1990 as amended, the total amount is US$50,000,000 together with interest, fees, commissions and performance of mortgage covenants. The date of maturity of this Mortgage is on demand and there is no separate discharge amount.

14          SUPPLEMENTAL

14.1

No restriction on other rights. Nothing in this Mortgage shall be taken to exclude or restrict any power, right or remedy which the Security Trustee or any other Finance Party may at any time have under:

(a)	any other Finance Document; or

(b)	the law of any country or territory the courts of which have or claim any jurisdiction in respect of the Owner or the Ship.

14.2	Exercise of other rights. The Security Trustee may exercise any right under this Mortgage before it or any other Finance Party has exercised any right referred to in Clause 14.1(a) or (b).

14.3       Invalidity of Credit Agreement. In the event of:

(a)	the Credit Agreement now being or later becoming void, illegal, unenforceable or otherwise invalid for any reason whatsoever; or

(b)

a bankruptcy of the Borrower, the introduction of any law or any other matter resulting in the Borrower being discharged from liability under the Credit Agreement, or the Credit Agreement ceasing to operate (for example, by interest ceasing to accrue);

this Mortgage shall cover any amount which would have been or become payable under or in connection with the Credit Agreement if the Credit Agreement had been and remained entirely valid and enforceable and the Borrower had remained fully liable under it; and references in this Mortgage to amounts payable by the Borrower under or in connection with the Credit Agreement shall include references to any amount which would have so been or become payable as aforesaid.

14.4	Invalidity of Finance Documents. Clause 14.3 also applies to each of the other Finance Documents to which the Borrower is a party.

14.5

Settlement or discharge conditional. Any settlement or discharge under this Mortgage between the Security Trustee or any other Finance Party and the Owner shall be conditional upon no security or payment to the Security Trustee or any other Finance Party by the Owner or any other person being set aside, adjusted or ordered to be repaid, whether under any insolvency law or otherwise.

15          LAW AND JURISDICTION

15.1	Marshall Islands law. This Mortgage shall be governed by, and construed in accordance with, Marshall Islands law.

15.2       Choice of forum. The Security Trustee reserves the rights:

(a)	to commence proceedings in relation to any matter which arises out of or in connection with this Mortgage in the courts of any country which have or claim jurisdiction to that matter; and

(b)

to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in the Marshall Islands or without commencing proceedings in the Marshall Islands.

15.3

Action against Ship. The rights referred to in Clause 15.2 include the right of the Security Trustee to arrest and take action against the Ship at whatever place the Ship shall be found lying and for the purpose of any action which the Security Trustee may bring before the courts of that jurisdiction or other judicial authority and for the purpose of any action which the Security Trustee may bring against the Ship, any writ, notice, judgment or other legal process or documents may (without prejudice to any other method of service under applicable law) be served upon the Master of the Ship (or upon anyone acting as the Master) and such service shall be deemed good service on the Owner for all purposes.

15.4

Security Trustee’s rights unaffected. Nothing in this Clause 15 shall exclude or limit any right which any Finance Party may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

15.5	Meaning of “proceedings”. In this Clause 15, “proceedings” means proceedings of any kind, including an application for a provisional or protective measure.

[signature page follows]

THIS MORTGAGE has been executed by the Owner on the date stated at the beginning of this Mortgage.

[OWNER] LLC

By: Eagle Bulk Shipping Inc.,
its Sole Member

By:
Name: Adir Katzav
Title: Chief Financial Officer

[Signature Page to [Vessel] Mortgage]

ACKNOWLEDGMENT OF MORTGAGE

STATE OF NEW YORK                      )

) ss.:

COUNTY OF NEW YORK                  )

On this ___ day of August, 2014 before me personally appeared Adir Katzav, to me known, who being by me duly sworn, did depose and say that he has offices at 477 Madison Avenue, New York, New York; that he is the Chief Financial Officer of Eagle Bulk Shipping Inc., which corporation is the sole member of [___________] LLC, the limited liability company described in and which executed the foregoing Preferred Marshall Islands Mortgage; that he signed his name thereto pursuant to authority granted to him by the Board of Directors of said Eagle Bulk Shipping Inc.; and that he further acknowledged that the said Preferred Marshall Islands Mortgage is the act and deed of said limited liability company.

Notary Public

Exhibit A

Credit Agreement

(see attached)